Exhibit 99.1

Contact:	Michael Bauer	Rick Fernandez
	Senior Director, Investor Relations	Director, Corporate Communications
	Manhattan Associates, Inc.	Manhattan Associates, Inc.
	678-597-7538	678-597-6988
	mbauer@manh.com	rfernandez@manh.com

Manhattan Associates Reports Record Quarterly Revenue and Earnings

RPO Bookings Increase 123% over Prior Year on Strong Demand

Company Raises 2021 Full-Year Revenue and EPS Guidance

ATLANTA – October 26, 2021 – Leading Supply Chain and Omnichannel Commerce Solutions provider Manhattan Associates Inc. (NASDAQ: MANH) today reported revenue of $169.2 million for the third quarter ended September 30, 2021. GAAP diluted earnings per share for Q3 2021 was $0.57 compared to $0.39 for Q3 2020. Non-GAAP adjusted diluted earnings per share for Q3 2021 was $0.71 compared to $0.51 in Q3 2020.

“With robust demand across all of our solutions, Manhattan Associates posted strong growth in the quarter, resulting in all-time record revenue and earnings. Cloud and services revenue momentum exceeded our expectations and drove exceptional operating results,” said Manhattan Associates president and CEO Eddie Capel. “Our cloud-native suite of Manhattan Active® solutions continue to drive solid pipeline and revenue momentum. Based on our outlook for the remainder of the year, we are again raising our 2021 full-year revenue and earnings guidance.”

“While appropriately cautious regarding global geopolitical and economic volatility, we continue to be optimistic on the market opportunity ahead. Supply chain complexity and the rapid rate of change in digital commerce have heightened the need for our flexible and agile solutions. Importantly, with positive customer feedback and strong competitive win rates, combined with continued market-leading innovation, we expect to reach an RPO milestone of $1 billion in 2022, about a year earlier than our original expectations,” added Mr. Capel.

THIRD QUARTER 2021 FINANCIAL SUMMARY:

•	Consolidated total revenue was $169.2 million for Q3 2021, compared to $149.8 million for Q3 2020.
o	Cloud subscription revenue was $32.2 million for Q3 2021, compared to $21.1 million for Q3 2020.

o	License revenue was $8.5 million for Q3 2021, compared to $13.2 million for Q3 2020.
o	Services revenue was $88.2 million for Q3 2021, compared to $73.5 million for Q3 2020.
•	GAAP diluted earnings per share was $0.57 for Q3 2021, compared to $0.39 for Q3 2020.
•	Adjusted diluted earnings per share, a non-GAAP measure, was $0.71 for Q3 2021, compared to $0.51 for Q3 2020.
•	GAAP operating income was $42.4 million for Q3 2021, compared to $35.0 million for Q3 2020.
•	Adjusted operating income, a non-GAAP measure, was $53.0 million for Q3 2021, compared to $44.1 million for Q3 2020.
•	Cash flow from operations was $59.7 million for Q3 2021, compared to $42.5 million for Q3 2020. Days Sales Outstanding was 63 days at September 30, 2021, compared to 62 days at June 30, 2021.
•	Cash totaled $246.4 million at September 30, 2021, compared to $209.3 million at June 30, 2021.
•

During the three months ended September 30, 2021, the Company repurchased 123,131 shares of Manhattan Associates common stock under the share repurchase program authorized by our Board of Directors for a total investment of $20.0 million. In October 2021, our Board authorized the Company to repurchase up to an aggregate of $50 million of the Company’s common stock.

NINE MONTH 2021 FINANCIAL SUMMARY:

•	Consolidated total revenue for the nine months ended September 30, 2021, was $492.1 million, compared to $439.3 million for the nine months ended September 30, 2020.
o	Cloud subscription revenue was $87.4 million for the nine months ended September 30, 2021, compared to $56.8 million for the nine months ended September 30, 2020.

o	License revenue was $25.1 million for the nine months ended September 30, 2021, compared to $28.6 million for the nine months ended September 30, 2020.
o	Services revenue was $253.2 million for the nine months ended September 30, 2021, compared to $232.7 million for the nine months ended September 30, 2020.
•	GAAP diluted earnings per share for the nine months ended September 30, 2021, was $1.40, compared to $1.04 for the nine months ended September 30, 2020.
•	Adjusted diluted earnings per share, a non-GAAP measure, was $1.75 for the nine months ended September 30, 2021, compared to $1.32 for the nine months ended September 30, 2020.
•	GAAP operating income was $107.2 million for the nine months ended September 30, 2021, compared to $85.9 million for the nine months ended September 30, 2020.
•	Adjusted operating income, a non-GAAP measure, was $138.8 million for the nine months ended September 30, 2021, compared to $110.3 million for the nine months ended September 30, 2020.
•	Cash flow from operations was $145.1 million for the nine months ended September 30, 2021, compared to $102.9 million for the nine months ended September 30, 2020.
•

During the nine months ended September 30, 2021, the Company repurchased 580,826 shares of Manhattan Associates common stock under the share repurchase program authorized by our Board of Directors, for a total investment of $79.9 million.

2021 GUIDANCE

Manhattan Associates provides the following revenue, operating margin and diluted earnings per share guidance for the full year 2021:

	Guidance Range - 2021 Full Year
($'s in millions, except operating margin and EPS)	$ Range		% Growth Range

Total revenue - current guidance	$653	$655	11%	12%

Total revenue - previous guidance	$643	$650

Operating Margin:
GAAP operating margin - current guidance	19.1%	19.4%
Equity-based compensation	6.7%	6.6%
Adjusted operating margin(1) - current guidance	25.8%	26.0%

GAAP operating margin - previous guidance	18.8%	19.4%
Equity-based compensation	6.7%	6.6%
Adjusted operating margin(1) - previous guidance	25.5%	26.0%

Diluted earnings per share (EPS):
GAAP EPS - current guidance	$1.61	$1.63	18%	20%
Equity-based compensation, net of tax	0.58	0.58
Excess tax benefit on stock vesting	(0.07)	(0.07)
Adjusted EPS(1) - current guidance	$2.12	$2.14	20%	22%

GAAP EPS - previous guidance	$1.50	$1.56
Equity-based compensation, net of tax	0.57	0.57
Excess tax benefit on stock vesting	(0.07)	(0.07)
Adjusted EPS(1) - previous guidance	$2.00	$2.06

(1) Adjusted operating margin and adjusted EPS are non-GAAP measures that exclude the impact of equity-based compensation and acquisition-related costs, and the related income tax effects of these items if applicable.

Manhattan Associates currently intends to publish in each quarterly earnings release certain expectations with respect to future financial performance. Those statements, including the guidance provided above and guideposts in the supplemental information below, are forward looking. Actual results may differ materially. See our cautionary note regarding “forward-looking statements” below. We note in particular that the severity, duration and ultimate impact of the COVID-19 pandemic are difficult to predict at this time. In addition, those statements do not reflect the potential impact of mergers, acquisitions or other business combinations that may be completed after the date of the release.

Manhattan Associates will make its earnings release and published expectations available on the investor relations section of the Manhattan Associates website at ir.manh.com. Following publication of this earnings release, any expectations with respect to future financial performance contained in this release, including the guidance and guideposts, should be considered historical only, and Manhattan Associates disclaims any obligation to update them.

CONFERENCE CALL

Manhattan Associates’ conference call regarding its third quarter, financial results will be held today, October 26, 2021, at 4:30 p.m. Eastern Time. The Company will also discuss its business and expectations for the year and next quarter in additional detail during the call. We invite investors to a live webcast of the conference call through the Investor Relations section of the Manhattan Associates website at ir.manh.com. To listen to the live webcast, please go to the website at least 15 minutes before the call to download and install any necessary audio software.

Those who cannot listen to the live broadcast may access a replay shortly after the call by dialing +1.855.859.2056 in the U.S. and Canada, or +1.404.537.3406 outside the U.S., and entering the conference identification number 6277541 or via the web at ir.manh.com. The phone replay will be available for two weeks after the call, and the Internet webcast will be available until Manhattan Associates’ fourth quarter 2021 earnings release.

GAAP VERSUS NON-GAAP PRESENTATION

Manhattan Associates provides adjusted operating income and margin, adjusted income tax provision, adjusted net income and adjusted diluted earnings per share in this press release as additional information regarding the Company’s historical and projected operating results. These measures are not in accordance with, or alternatives to, GAAP, and may be different from similarly titled non-GAAP measures used by other companies. The Company believes the presentation of these non-GAAP financial measures facilitates investors’ ability to understand and compare the Company’s results and guidance, because the measures provide supplemental information in evaluating the operating results of its business, as distinct from results that include items not indicative of ongoing operating results, and because the Company believes its peers typically publish similar non-GAAP measures. This release should be read in conjunction with the Company’s Form 8-K earnings release filing for the three and nine months ended September 30, 2021.

Non-GAAP adjusted operating income and margin, adjusted income tax provision, adjusted net income and adjusted diluted earnings per share exclude the impact of equity-based compensation, acquisition-related costs and the amortization of these costs, and (from time to time) restructuring charges – all net of income tax effects. We include reconciliations of the Company’s GAAP financial measures to non-GAAP adjustments in the supplemental information attached to this release.

ABOUT MANHATTAN ASSOCIATES

Manhattan Associates is a technology leader in supply chain and omnichannel commerce. We unite information across the enterprise, converging front-end sales with back-end supply chain execution. Our software, platform technology and unmatched experience help drive both top-line growth and bottom-line profitability for our customers.

Manhattan Associates designs, builds and delivers leading edge cloud and on-premise solutions so that across the store, through your network or from your fulfillment center, you are ready to reap the rewards of the omnichannel marketplace. For more information, please visit www.manh.com.

This press release contains “forward-looking statements” relating to Manhattan Associates, Inc.  Forward-looking statements in this press release include, without limitation, the information set forth under “2021 Guidance” and “Guideposts,” any statements about the future effect of the COVID-19 pandemic on our business, customers or the global economy, our business prospects following the pandemic, statements we make about market adoption of our cloud-based solution and other statements identified by words such as “may,” “expect,” “forecast,” “anticipate,” “intend,” “plan,” “believe,” “could,” “seek,” “project,” “estimate,” and similar expressions. Prospective investors are cautioned that any of those forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by those forward-looking statements. Among the important factors that could cause actual results to differ materially from those indicated by those forward-looking statements are: the risk that the duration and severity of the COVID-19 pandemic, and its ultimate effects on the global economy, our customers and our business, may be worse than expected; risks related to transitioning our business from a traditional perpetual license software company (generally hosted by our customers on their own premises and equipment) to a subscription/cloud-based software-as-a service model; disruption in the retail sector; the possible effect of new U.S. tariffs on imports from other countries (and possible responsive tariffs on U.S. exports by other countries) on international commerce; delays in product development; competitive and pricing pressures; software errors and information technology failures, disruption and security breaches; risks related to our products’ technology and customer implementations; and the other risk factors set forth in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, and in Item 1A of Part II in subsequent Quarterly Reports on Form 10-Q. Manhattan Associates undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results.

###

MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Income

(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenue:
Cloud subscriptions	$32,196	$21,064	$87,434	$56,827
Software license	8,461	13,233	25,122	28,649
Maintenance	34,479	37,305	108,370	108,947
Services	88,172	73,470	253,234	232,654
Hardware	5,877	4,685	17,989	12,213
Total revenue	169,185	149,757	492,149	439,290
Costs and expenses:
Cost of software license	690	527	1,802	1,673
Cost of cloud subscriptions, maintenance and services	70,813	64,672	214,394	201,382
Research and development	23,372	20,454	70,845	63,713
Sales and marketing	14,057	11,399	41,203	34,196
General and administrative	15,928	15,536	50,579	45,666
Depreciation and amortization	1,917	2,193	6,136	6,796
Total costs and expenses	126,777	114,781	384,959	353,426
Operating income	42,408	34,976	107,190	85,864
Other (loss) income, net	(42)	(891)	(29)	371
Income before income taxes	42,366	34,085	107,161	86,235
Income tax provision	5,712	9,119	17,271	19,535
Net income	$36,654	$24,966	$89,890	$66,700

Basic earnings per share	$0.58	$0.39	$1.42	$1.05
Diluted earnings per share	$0.57	$0.39	$1.40	$1.04

Weighted average number of shares:
Basic	63,363	63,524	63,514	63,541
Diluted	64,238	64,427	64,339	64,298

MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES

Reconciliation of Selected GAAP to Non-GAAP Measures

(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020

Operating income	$42,408	$34,976	$107,190	$85,864
Equity-based compensation (a)	10,573	9,012	31,333	24,068
Purchase amortization (c)	50	107	264	324
Adjusted operating income (Non-GAAP)	$53,031	$44,095	$138,787	$110,256

Income tax provision	$5,712	$9,119	$17,271	$19,535
Equity-based compensation (a)	1,503	898	4,399	2,547
Tax benefit of stock awards vested (b)	312	119	4,369	3,861
Purchase amortization (c)	12	27	65	81
Adjusted income tax provision (Non-GAAP)	$7,539	$10,163	$26,104	$26,024

Net income	$36,654	$24,966	$89,890	$66,700
Equity-based compensation (a)	9,070	8,114	26,934	21,521
Tax benefit of stock awards vested (b)	(312)	(119)	(4,369)	(3,861)
Purchase amortization (c)	38	80	199	243
Adjusted net income (Non-GAAP)	$45,450	$33,041	$112,654	$84,603

Diluted EPS	$0.57	$0.39	$1.40	$1.04
Equity-based compensation (a)	0.14	0.13	0.42	0.33
Tax benefit of stock awards vested (b)	-	-	(0.07)	(0.06)
Purchase amortization (c)	-	-	-	-
Adjusted diluted EPS (Non-GAAP)	$0.71	$0.51	$1.75	$1.32

Fully diluted shares	64,238	64,427	64,339	64,298

(a)

Adjusted results exclude all equity-based compensation to facilitate comparison with our peers and because it typically does not require cash settlement. As explained in our Current Report on Form 8-K filed today with the SEC, we do not include this expense when assessing our operating performance. We do not receive a GAAP tax benefit for a portion of our equity-based compensation, mainly due to Section 162(m) of the Internal Revenue Code, which limits tax deductions for compensation granted to certain executives. The Tax Cuts and Jobs Act further increased those limitations.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020

Cost of services	$3,977	$2,695	$10,769	$7,306
Research and development	2,139	1,863	6,247	4,926
Sales and marketing	1,073	919	3,198	2,478
General and administrative	3,384	3,535	11,119	9,358
Total equity-based compensation	$10,573	$9,012	$31,333	$24,068

(b)

Adjustments represent the excess tax benefits and tax deficiencies of the equity awards vested during the period. Excess tax benefits (deficiencies) occur when the amount deductible on our tax return for an equity award is more (less) than the cumulative compensation cost recognized for financial reporting purposes. As discussed above, we excluded equity-based compensation from adjusted non-GAAP results to be consistent with other companies in the software industry and for the other reasons explained in our Current Report on Form 8-K filed with the SEC. Therefore, we also excluded the related tax benefit (expense) generated upon their vesting.

(c)

Adjustments represent purchased intangibles amortization from a prior acquisition. We exclude that amortization from adjusted results to facilitate comparison with our peers, to facilitate comparisons of the results of our core operations from period to period and for the other reasons explained in our Current Report on Form 8-K filed with the SEC.

MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(in thousands, except share and per share data)

	September 30, 2021	December 31, 2020
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$246,445	$204,705
Accounts receivable, net of allowance of $3,930 and $3,497, at September 30, 2021 and December 31, 2020, respectively	115,344	109,202
Prepaid expenses and other current assets	23,878	20,134
Total current assets	385,667	334,041

Property and equipment, net	14,272	17,903
Operating lease right-of-use assets	27,602	31,470
Goodwill, net	62,242	62,252
Deferred income taxes	5,939	5,760
Other assets	18,561	13,986
Total assets	$514,283	$465,412

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$21,647	$17,805
Accrued compensation and benefits	51,626	41,962
Accrued and other liabilities	20,589	21,181
Deferred revenue	136,452	114,164
Income taxes payable	2,548	1,874
Total current liabilities	232,862	196,986

Operating lease liabilities, long-term	23,881	27,843
Other non-current liabilities	18,913	21,686

Shareholders' equity:
Preferred stock, no par value; 20,000,000 shares authorized, no shares issued or outstanding in 2021 and 2020	-	-
Common stock, $0.01 par value; 200,000,000 shares authorized; 63,281,757 and 63,527,186 shares issued and outstanding at September 30, 2021 and December 31, 2020, respectively	633	635
Retained earnings	257,507	236,524
Accumulated other comprehensive loss	(19,513)	(18,262)
Total shareholders' equity	238,627	218,897
Total liabilities and shareholders' equity	$514,283	$465,412

MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(in thousands)

	Nine Months Ended September 30,
	2021	2020
	(unaudited)	(unaudited)
Operating activities:
Net income	$89,890	$66,700
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	6,136	6,796
Equity-based compensation	31,333	24,068
Loss on disposal of equipment	14	15
Deferred income taxes	(213)	2,409
Unrealized foreign currency (gain) loss	(949)	415
Changes in operating assets and liabilities:
Accounts receivable, net	(7,296)	(3,799)
Other assets	(8,328)	2,331
Accounts payable, accrued and other liabilities	13,429	(15,446)
Income taxes	(2,965)	547
Deferred revenue	24,029	18,832
Net cash provided by operating activities	145,080	102,868

Investing activities:
Purchase of property and equipment	(2,158)	(1,928)
Net cash used in investing activities	(2,158)	(1,928)

Financing activities:
Purchase of common stock	(100,242)	(43,523)
Net cash used in financing activities	(100,242)	(43,523)

Foreign currency impact on cash	(940)	(1,841)

Net change in cash and cash equivalents	41,740	55,576
Cash and cash equivalents at beginning of period	204,705	110,678
Cash and cash equivalents at end of period	$246,445	$166,254

MANHATTAN ASSOCIATES, INC.

SUPPLEMENTAL INFORMATION

1.	Continuing Impact of COVID-19:

Regarding the impact of the COVID-19 pandemic, we remain cautious about the global recovery, which we expect to be protracted.

Despite the COVID-19 pandemic, our results for the first nine months exceeded our expectations due to solid demand for our cloud solutions. Our solutions are mission critical, supporting complex global supply chains. Favorable secular tailwinds, such as the digital transformation of businesses in manufacturing, wholesale and retail, coupled with our commitment to investing in organic innovation to deliver leading cloud supply chain, inventory and omnichannel commerce solutions, are in synergistic alignment with current market demand. This alignment contributed to higher demand and strong win rates for our solutions for the period.

We remain committed to investing in our business to drive customer success and expand our total addressable market, which we believe will position us well to achieve long-term sustainable growth and earnings.

2.	GAAP and adjusted earnings per share by quarter are as follows:
	2020					2021
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	3rd Qtr	YTD
GAAP Diluted EPS	$0.35	$0.30	$0.39	$0.32	$1.36	$0.35	$0.48	$0.57	$1.40
Adjustments to GAAP:
Equity-based compensation	0.10	0.10	0.13	0.13	0.46	0.13	0.14	0.14	0.42
Tax benefit of stock awards vested	(0.06)	-	-	-	(0.06)	(0.06)	(0.01)	-	(0.07)
Purchase amortization	-	-	-	-	-	-	-	-	-
Adjusted Diluted EPS	$0.40	$0.40	$0.51	$0.45	$1.76	$0.43	$0.61	$0.71	$1.75
Fully Diluted Shares	64,342	64,126	64,427	64,484	64,333	64,466	64,276	64,238	64,339

3.Revenues and operating income by reportable segment are as follows (in thousands):

	2020					2021
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	3rd Qtr	YTD
Revenue:
Americas	$123,146	$107,368	$121,168	$114,257	$465,939	$122,813	$132,308	$135,233	$390,354
EMEA	24,313	21,558	21,721	25,990	93,582	28,434	27,190	27,402	83,026
APAC	6,444	6,704	6,868	6,835	26,851	5,603	6,616	6,550	18,769
	$153,903	$135,630	$149,757	$147,082	$586,372	$156,850	$166,114	$169,185	$492,149

GAAP Operating Income:
Americas	$16,282	$18,984	$27,296	$18,547	$81,109	$16,116	$28,590	$29,727	$74,433
EMEA	6,313	5,515	5,319	7,490	24,637	8,374	8,643	10,485	27,502
APAC	1,601	2,193	2,361	2,160	8,315	935	2,124	2,196	5,255
	$24,196	$26,692	$34,976	$28,197	$114,061	$25,425	$39,357	$42,408	$107,190

Adjustments (pre-tax):
Americas:
Equity-based compensation	$7,564	$7,492	$9,012	$9,287	$33,355	$10,051	$10,709	$10,573	$31,333
Purchase amortization	107	110	107	105	429	107	107	50	264
	$7,671	$7,602	$9,119	$9,392	$33,784	$10,158	$10,816	$10,623	$31,597

Adjusted non-GAAP Operating Income:
Americas	$23,953	$26,586	$36,415	$27,939	$114,893	$26,274	$39,406	$40,350	$106,030
EMEA	6,313	5,515	5,319	7,490	24,637	8,374	8,643	10,485	27,502
APAC	1,601	2,193	2,361	2,160	8,315	935	2,124	2,196	5,255
	$31,867	$34,294	$44,095	$37,589	$147,845	$35,583	$50,173	$53,031	$138,787

4.	Impact of Currency Fluctuation

The following table reflects the increases (decreases) in the results of operations for each period attributable to the change in foreign currency exchange rates from the prior period as well as foreign currency gains (losses) included in other income, net for each period (in thousands):

	2020					2021
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	3rd Qtr	YTD
Revenue	$(988)	$(777)	$1,165	$1,946	$1,346	$2,932	$3,209	$823	$6,964
Costs and expenses	(996)	(1,430)	291	918	(1,217)	2,000	2,442	551	4,993
Operating income	8	653	874	1,028	2,563	932	767	272	1,971
Foreign currency gains (losses) in other income	1,348	(193)	(913)	(639)	(397)	(287)	315	(30)	(2)
	$1,356	$460	$(39)	$389	$2,166	$645	$1,082	$242	$1,969

Manhattan Associates has a large research and development center in Bangalore, India. The following table reflects the increases (decreases) in the financial results for each period attributable to changes in the Indian Rupee exchange rate (in thousands):

	2020					2021
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	3rd Qtr	YTD
Operating income	$308	$895	$601	$445	$2,249	$79	$(294)	$(37)	$(252)
Foreign currency gains (losses) in other income	1,450	262	(1,165)	(381)	166	315	535	3	853
Total impact of changes in the Indian Rupee	$1,758	$1,157	$(564)	$64	$2,415	$394	$241	$(34)	$601

5.Other income includes the following components (in thousands):

	2020					2021
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	3rd Qtr	YTD
Interest income	$68	$28	$8	$(6)	$98	$(15)	$(10)	$(9)	$(34)
Foreign currency gains (losses)	1,348	(193)	(913)	(639)	(397)	(287)	315	(30)	(2)
Other non-operating income (expense)	4	7	14	(11)	14	9	1	(3)	7
Total other income (loss)	$1,420	$(158)	$(891)	$(656)	$(285)	$(293)	$306	$(42)	$(29)

6.Capital expenditures are as follows (in thousands):

	2020					2021
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	3rd Qtr	YTD
Capital expenditures	$1,245	$507	$176	$802	$2,730	$569	$602	$987	$2,158

7.Stock Repurchase Activity (in thousands):

	2020					2021
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	3rd Qtr	YTD
Shares purchased under publicly announced buy-back program	337	-	-	-	337	214	244	123	581
Shares withheld for taxes due upon vesting of restricted stock units	219	2	4	-	225	172	1	5	178
Total shares purchased	556	2	4	-	562	386	245	128	759

Total cash paid for shares purchased under publicly announced buy-back program	$25,000	$-	$-	$-	$25,000	$26,988	$32,894	$19,994	$79,876
Total cash paid for shares withheld for taxes due upon vesting of restricted stock units	18,032	123	368	38	18,561	19,414	190	762	20,366
Total cash paid for shares repurchased	$43,032	$123	$368	$38	$43,561	$46,402	$33,084	$20,756	$100,242

8. Remaining Performance Obligations

We disclose revenue we expect to recognize from our remaining performance obligations. Our reported performance obligations primarily represent cloud subscriptions with a non-cancelable term greater than one year (including cloud-deferred revenue as well as amounts we will invoice and recognize as revenue from our performance of cloud services in future periods). Our deferred revenue on the balance sheet primarily relates to our maintenance contracts, which are typically one year in duration and are not included in the remaining performance obligations. Below are our remaining performance obligations as of the end of each period (in thousands):

	March 31, 2020	June 30, 2020	September 30, 2020	December 31, 2020	March 31, 2021	June 30, 2021	September 30, 2021
Remaining Performance Obligations	$202,793	$225,470	$257,287	$308,761	$421,196	$488,718	$573,712

9. Guideposts

The following table shows (i) our guideposts provided on February 2, 2021, for cloud revenue and remaining performance obligations (“RPO”) for each year 2021 through 2023, and (ii) our current guideposts for each year 2021 through 2024.

Feb 2, 2021 Guideposts					Current Guideposts
($'s in millions)					($'s in millions)

Cloud Revenue					Cloud Revenue
Year	Low	Mid	High	% Growth(1)	Year	Low	Mid	High	% Growth(1)
2021	$108	$109	$110	37%	2021	$120	$121	$121	51%
2022	$135	$143	$150	31%	2022	$160	$163	$165	35%
2023	$190	$203	$215	42%	2023	$220	$230	$240	42%
2024	n/a	n/a	n/a	n/a	2024	$310	$328	$345	42%

Remaining Performance Obligations					Remaining Performance Obligations
Year	Low	Mid	High	% Growth(1)	Year	Low	Mid	High	% Growth(1)
2021	$450	$500	$550	62%	2021	$675	$688	$700	123%
2022	$625	$700	$775	40%	2022	$950	$1,000	$1,050	45%
2023	$850	$950	$1,050	36%	2023	$1,250	$1,325	$1,400	33%
2024	n/a	n/a	n/a	n/a	2024	$1,600	$1,700	$1,800	28%

(1) Year-over-year percentage growth is calculated based on the forecasted mid-points.